MATERIAL NOTED WITH [**] IS CONFIDENTIAL
AND HAS BEEN DELETED PURSUANT TO A
REQUEST FOR CONFIDENTIAL TREATMENT,
AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION

Exhibit 10.40

EXECUTION COPY

AMENDED AND RESTATED
TECHNOLOGY EXCHANGE AND
CROSSLICENSE AGREEMENT

THIS AMENDED AND RESTATED TECHNOLOGY EXCHANGE AND CROSSLICENSE AGREEMENT (the “Agreement”), made and entered into this __th day of January, 2017 by and between DAIKYO SEIKO, LTD., a corporation organized and existing under the laws of Japan, having a place of business at 38-2 Sumida 3-Chome, Sumida-Ku, Tokyo 131-0031, Japan (hereinafter, together with its Subsidiaries, referred to as “Daikyo”) and WEST PHARMACEUTICAL SERVICES, INC. (formerly known as THE WEST COMPANY, INCORPORATED), a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, United States of America, having a place of business at 530 Herman O. West Drive, Exton, Pennsylvania 19341, United States of America (hereinafter, “West”). West and Daikyo are sometimes referred to in this Agreement collectively as the “Parties” and each individually as a “Party.”

WITNESSETH:

WHEREAS, West and Daikyo have entered into an Amended and Restated Technology Exchange and Cross License Agreement, dated January 25, 2007 (the “2007 Agreement”), which provides for the exchange of technology relating to the manufacture of closures, vials, medical device components, and similar products (defined herein as “Products”) and the licensing of Know-How and Patents relating to such Products;

WHEREAS, in 2013 West and Daikyo have entered into an Addendum to the 2007 Agreement (the “Addendum”) that set forth the relationship between the parties with respect to certain Daikyo products and support of the West [**] device, West provision to Daikyo of products and support related to West’s [**] and support by West to Daikyo relating to development efforts regarding current and future Daikyo [**] products used in medical device applications, all of which is described in detail in Addendum 1 hereof; and

WHEREAS, the Parties desire to amend and restate the 2007 Agreement and the Addendum to reflect certain changes to the provisions thereof;

NOW THEREFORE, in consideration of the mutual covenants herein set forth, the Parties hereto agree, as follows:

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ARTICLE 1 CERTAIN DEFINITIONS

Terms defined in this Article 1 and parenthetically elsewhere in this Agreement will throughout this Agreement have the meanings here or there provided. Defined terms may be used in the singular or in the plural, as sense shall require.

A “Change in Control” shall be deemed to have occurred when, in connection with or as the direct or indirect result of any acquisition or sale of any assets or capital stock of West or Daikyo, as the case may be, whether or not approved by that company’s board of directors or its shareholders, any entity or Person either alone or acting in concert with others acquires shares of the company’s stock and such acquisition results in that entity or Person either alone or acting in concert with others directly or indirectly owning beneficially 51% or more of the company’s outstanding shares.

“Developments” means developments and improvements, whether or not patentable, relating to a Party’s Licensed Patents, Know-How or Products produced thereby.

“First Commercial Sale of a Product” means the shipment of a Licensed Product to a customer in quantities of at least [**] units.

“Know-How” means all useful technical information that is confidential and not generally known by or accessible to the public but is not protected by a patent, which a Party uses or may use in connection with its manufacture of Products. Know-How of a Party may include, without limitation, documents, models, the design and configuration of molds, formulae, prototypes containing design and technical information, data, drawings, plans, specifications, formulations and reports, in written or non-written form. Know-How shall also include Developments.

“Licensed Patents” means patents owned by a Party and licensed to the other Party under the terms of this Agreement, or any interest in such patents, and all continuations, divisions, reissues or extensions of any of such patents, as well as any reexamination certificate relating thereto.

“Licensed Products” means Products whose process of manufacture or use incorporate Know-How or come within the scope of any unexpired claim of any Licensed Patent.

“Licensed Trademarks” means the trademarks of West or Daikyo, as the case may be, identified in Schedule A hereto. Schedule A may be amended from time to time by mutual consent of the Parties.

“Licensee” means West or Daikyo, as the case may be, in its capacity as licensee of Know-How or Licensed Patents.

“Licensor” means West or Daikyo, as the case may be, in its capacity as licensor of Know-How or Licensed Patents.

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“Net Sales” means gross sales of the relevant Licensed Product less the incremental sales value of the Product associated with the intellectual or other property interest of the Party obligated under this Agreement to pay a royalty thereon, returns, customary trade discounts and amounts included in the sales price with respect to insurance, shipping, handling and taxes.

“Person” means an individual, partnership, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

“Products” means closures, vials, cartridges, syringes, medical device components, and similar products used in connection with the packaging, delivery, administration or dispensing of pharmaceutical products, along with materials for making the same, manufactured or sold by West or Daikyo and which are agreed by West and Daikyo to be included in the scope of this Agreement by executing a Technology Transfer Agreement substantially in the form of Exhibit A attached hereto. “West Products” means Products manufactured or sold by West, and “Daikyo Products” means Products manufactured or sold by Daikyo.

“Special Material, Formula or Process” means a material, formula, or process together with finished product specifications, used in or useful to the manufacture of Products, and which (i) constitutes Know-How or is protected by Licensed Patents and (ii) has demonstrated commercial potential.

“Subsidiaries” means (i) any corporation or other legal entity of which West or Daikyo owns 100% of the stock ownership or other equity interest, directly or indirectly, (ii) any other entity that both West and Daikyo consent to designate as a subsidiary, provided, however that West or Daikyo may in any case revoke such consent for any reason without prejudice to the revoking Party, and (iii) in the case of West, The West Company Mexico S.A. de C.V. and Nanopass Technologies, Ltd..

“Territory” means all countries in the world.

ARTICLE 2 FURNISHING OF KNOW-HOW

2.01 Furnishing of Know-How. To the extent that they are legally free to do so, the Parties shall (i) mutually furnish to each other their complete present Know-How, (ii) assist each other in the exploitation of such Know-How, (iii) keep each other fully and promptly informed as to all Developments, and (iv) cooperate to jointly develop new Products and improvements to existing Products for their mutual benefit and the benefit of their customers.

2.02 Exchange of Documents. Subject to the terms of any confidentiality or non-disclosure agreements or obligations that may be binding on a Party, upon request, the Parties will furnish each other with such records, work-drawings, other drawings, formulae and other technical records as may be necessary or desirable to further the purposes of this Agreement.

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2.03 Assistance. Each Party may send personnel to the premises of the other Party for the purpose of acquainting such personnel with all existing and future Know-How so long as the normal course of production and business of the other Party are not disrupted by such personnel. Upon request, each Party shall send personnel to assist in acquainting the other Party with Know-How, but only in the event and to the extent that the normal course of production and business of the sending Party is not disrupted.

2.04 Expenses of Furnishing Know-How. All expenses incurred in connection with furnishing Know-How will be borne by the Party to which the Know-How is being furnished, except that the salaries of personnel and related salary costs will be borne in any case by their employer, unless also in respect of such salaries a different arrangement has been reached by prior written agreement.

ARTICLE 3 CROSS LICENSE

3.01 Daikyo License. Subject to the terms and conditions of this Agreement, West grants to Daikyo, and Daikyo accepts:

(a)     The non-exclusive right and license to use and employ Licensed Patents of West solely in the manufacture, use and sale of Licensed Products in the Territory;

(b)     The non-exclusive right and license to use and employ Know-How of West disclosed to Daikyo under this Agreement solely in the manufacture, use and sale of Licensed Products in the Territory;

(c)     The non-exclusive right to use and employ Licensed Trademarks of West solely in the sale of Licensed Products in the Territory; and

(d)     The right to sublicense any and all of the rights granted in paragraphs (a), (b) and (c) above to any Subsidiary of Daikyo but to no other Person.

3.02 West License. Subject to the terms and conditions of this Agreement, Daikyo grants to West, and West accepts:

(a)     The non-exclusive right and license to use and employ Licensed Patents of Daikyo solely in the manufacture, use and sale of Licensed Products in the Territory;

(b)     The non-exclusive right and license to use and employ Know-How of Daikyo disclosed to West under this Agreement solely in the manufacture, use and sale of Daikyo’s Licensed Products in the Territory;

(c)     The non-exclusive right to use and employ Licensed Trademarks of Daikyo solely in the sale of Licensed Products in the Territory; and

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(d)     The right to sublicense any and all of the rights granted under paragraphs (a), (b), (c) above to any Subsidiary of West but to no other Person.

3.03    Restrictions on Manufacturing Sites. The Parties acknowledge that the Licensor has an interest in assuring that (i) Licensed Products meet Licensor’s quality standards, and which are at least equivalent to those generally prevailing in the industry and (ii) Licensee shall keep all the Know-How and technical information provided by Licensor pursuant to this Agreement secret. Licensee shall obtain prior written consent of Licensor with respect to Licensee’s manufacturing site(s) for Licensed Products and processes. Licensor shall not unreasonably withhold or delay such consent to Licensee’s manufacturing site(s) and processes. Notwithstanding the foregoing provisions, if Licensee’s manufacturing site(s) shall be located in any country (such as China) which may not comply with legal process and respect intellectual property rights, Licensor shall withhold such consent.

3.04    Negotiation of Sublicensing Rights. To the extent that Know-How subject to this Agreement is owned by third Persons, each Party shall use commercially reasonable efforts to negotiate contracts or agreements with such third Persons which permit sublicensing and technology transfer to the other Party and its permitted sublicensees in accordance with the terms of this Agreement.

3.05    Continuing Rights upon Expiration. Upon expiration of the full term of the rights granted under any Licensed Patents, the Licensee will have a perpetual, royalty-free, nonexclusive, fully paid-up license of the expired Licensed Patent to manufacture, use and sell Products which were Licensed Products within the Territory under the Licensed Trademarks (as such terms are in effect immediately prior to such expiration); provided, however, that the Licensee will comply with confidentiality restrictions in place with respect to any confidential information as may remain confidential, and provided, further, that the Licensee shall continue to pay royalties for a license to any Know-How under Section 4.04 hereof.

3.06    Acknowledgement of License. The Licensee’s Internet website and each written brochure, catalogue or other promotional material that displays or refers to a Licensed Product shall contain the following notation “[name of Licensed Product or Technology] licensed from [Licensor name]”, provided that Licensee may continue to use brochures and other promotional material that does not contain the notation to the extent it was already in use or on hand at the effective date of the Agreement. The Licensee’s Internet website, and each written brochure, catalogue or other promotional material that contains a Licensed Trademark or other registered trademark of the Licensor shall also identify the mark with the symbol “®” and appropriately indicate that the mark is a registered trademark of [Licensor name]. Licensor shall provide to Licensee a list of its registered marks and the countries or jurisdictions where such marks are registered with respect to any new trademarks that become so registered.

ARTICLE 4 ROYALTIES; FEES

4.01    General Rule. [**].

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4.02    Designation and Disclosure of Special Material, Formula or Process. Before furnishing Know-How or granting the license of a Licensed Patent, either Party may declare that such Know-How or the Licensed Patent contains a “Special Material, Formula, or Process,” in which event the Parties shall consult with each other and mutually determine, before the Licensee elects to receive such Know-How or the license of the Licensed Patent, in which rank the Special Material, Formula, or Process shall be classified. In the event that the classification for rank is not agreed by the Parties, the rank should be “A” rank. If so designated, such Party shall promptly provide the other Party with such information concerning the Special Material, Formula, or Process as is necessary to enable the other Party to determine if such Special Material, Formula, or Process would be useful to it. Each transfer of Know-How relating to a Special Material, Formula or Process shall be made pursuant to a separate transfer agreement, substantially in the form of Exhibit A hereto, which shall be executed at the time of transfer by the Parties involved. The Parties entered into separate transfer agreements pursuant to the 2007 Agreement and a similar agreement between the parties entered into in 1997 (the “1997 Agreement”). Such agreements shall continue in effect after execution of this Agreement in accordance with the terms of this Agreement.

4.03 Quality Assurances. The Licensor may provide a Certificate of Equivalency satisfactory in form and substance to the Licensee or to its sublicensee with respect to Licensed Products manufactured using a Special Material, Formula, or Process after the Licensee has demonstrated that Licensed Products using the Special Material, Formula, or Process meet the finished product specifications provided by the Licensor.

4.04    Royalties Payable In Respect of a Special Material, Formula or Process.

(a)     If the Licensee elects to utilize the Special Material, Formula, or Process in the manufacture and sale of Licensed Products, it shall pay royalties to the Licensor according to the table set forth below. If the Special Material, Formula, or Process involves both Know-How and is wholly or partially covered by one or more Licensed Patents, separate royalties may be assigned to the Know-How and Licensed Patent(s), as specified in the separate transfer agreement.

Royalty Payments Table
Percentages are of Net Sales

Material, Formula, or Process Rank	Pieces	[**]	[**]	[**]
S		[**]	[**]	[**]
A		[**]	[**]	[**]
B		[**]	[**]	[**]
C		[**]	[**]	[**]
D	[**]		[**]	[**]

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Month “1” of the royalty payment schedule begins with the first month in which the First Commercial Sale of a Product occurs.

(b)     Notwithstanding the foregoing provisions, if more than one Special Material, Formula, or Process is used together in the manufacture of a single Licensed Product, the total royalties due pursuant to this Section 4.04 will be aggregated, but in no event shall such royalties exceed [**] percent of Net Sales.

(c)     Initial license fees due pursuant to Section 4.04 shall be paid within 30 days following execution of the transfer agreement, and all other royalties shall be paid quarterly within 25 days after the end of each calendar quarter. All amounts due are payable in the currency of the Licensor’s country. Payments shall be accompanied by a statement identifying the Special Material, Formula, or Process and showing, in reasonable detail, the calculation of the payment.

4.05    Exceptions to Payment of Royalties. Notwithstanding the provisions of this Agreement, the Special Materials, Formulas, or Processes set forth on Schedule B and licensed to the Licensee prior to the date of this Agreement shall be subject to the royalty payments schedule set forth below.

(a)     In the case of [**], month “1” of the royalty payment schedule begins with the first month in which the First Commercial Sale of a Licensed Product occurs.

Royalty Payments Table for Previously Licensed Products
Percentages are of Net Sales

Material, Formula, or Process Rank	[**]	[**]	[**]	[**]	[**]
S		[**]	[**]	[**]	[**]
A		[**]	[**]	[**]	[**]
B		[**]	[**]	[**]	[**]
C		[**]	[**]	[**]	[**]
D	[**]		[**]	[**]	[**]

4.06    Limitations on Payment of Royalties.

(a)     All existing monetary obligations of the Licensee to the Licensor will cease with respect to (i) any Licensed Product that is no longer covered by at least one valid claim in a Licensed Patent and (ii) any Know-How which becomes publicly available in the industry.

(b)     If in any suit involving the validity or infringement of claims of any Licensed Patents, such claims have been held to be invalid, or not infringed, by a final judgment or decree from

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which no appeal can be taken, then in that event the Licensee shall thereafter be free of any royalty obligation hereunder to the same extent, as and to the non-infringing subject matter, as the Party in whose favor said judgment or decree shall have been entered, while said final judgment or decree shall be in effect.

4.07    Additional Fees and Commissions. Unless otherwise agreed on a purchase-by-purchase basis, if the Licensee wishes to acquire special production or laboratory machinery or equipment, the development of which was directed and financed by the Licensor, whether such equipment or machinery is manufactured by the Licensor or by a third Person, and if such machinery or equipment is not readily available to users other than the Parties, the Licensee shall appoint the Licensor its agent to acquire such equipment or machinery and shall pay the Licensor a commission equal to [**] of the invoiced cost of such equipment or machinery, excluding charges for handling, shipping, insurance and taxes.

ARTICLE 5 PATENTS

5.01    Right to File Patent Applications.

(a)     Each Party has the right, but is not obligated, in respect of its own inventions to file patent applications (including utility models) covering the manufacture, use or sale of Products in its own name and at its own expense in any country.

(b)     If a Licensor shall not have filed an application for a Patent and, upon inquiry, such Licensor indicates that it does not intend to file any such application, then such Licensee, at its own expense, may file applications therefor in such country. In such event, the Licensor shall cooperate with the Licensee in the making and filing of any such application, and the Licensee will reimburse the Licensor for any expense incurred by the Licensor in proving such assistance, promptly upon receipt of an invoice therefor.

(c)     If a Licensee shall file an application for a patent pursuant to paragraph (b) above, such Licensee may not assign or abandon any patent rights arising therefrom without the consent of the Licensor.

5.02    Duty to Assist. The Parties shall assist each other in the filing of patent applications under the preceding Section and in the maintenance and defense of corresponding patents, including furnishing each other with all required declarations and records. The expenses shall be borne by the assisted Party. The Parties shall also assist each other in the registration of licenses granted under this Agreement, as required by law.

5.03 Prosecution, Maintenance and Defense. Neither Party is obligated to prosecute patent applications, or to maintain and defend such patent applications or any patents resulting therefrom of the other Party hereto, unless such other Party shall reasonably request specific action therefor and shall undertake to bear all expenses related thereto. In case one Party intends not to maintain or defend

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any patent resulting from its own invention, such Party shall inform the other Party in order to enable such other Party to undertake such maintenance or defense at its own cost and expense.

ARTICLE 6 INFRINGEMENT

6.01    Notice. If either Party becomes aware of actual or threatened infringement by a third Person of the Licensed Patents, Licensed Trademarks, or misappropriation by third Persons of Know-How licensed under this Agreement, it will promptly notify the other Party in writing.

6.02    Right to Bring Suit. The Licensee will be entitled by itself and at its own expense to bring suit in its name or in the Licensor’s name against any infringement of any Licensed Patent, Licensed Trademark and/or misappropriation of Know-How if, in the Licensee’s judgment, such infringement and/or misappropriation is likely to interfere with the rights granted or reserved to it under this Agreement. The Licensor agrees to join the Licensee as a plaintiff in any such suit, as may be required by law, and will cooperate in the prosecution of any such suit, at the request of the Licensee, provided that the Licensee will reimburse the Licensor for its reasonable expense, including reasonable attorneys’ fees, for such cooperation. The Licensor may elect to participate in any such suit at its own expenses by counsel of its own choosing. The Licensee will retain all amounts recovered, whether by judgment, award, settlement or otherwise, in any suit commenced and maintained to its conclusion by the Licensee, except that after deduction of the reasonable expenses and reasonable attorneys’ fees of Licensee and the Licensor, the Licensee will share any remaining recovery with the Licensor on the basis of the Licensee retaining [**] of the remaining recovery and the Licensor receiving [**] of such remaining recovery.

6.03    Option to Bring Suit. If the Licensee fails to bring suit with respect to infringement or misappropriation of any Licensed Patent and/or Licensed Trademark and/or Know-How within 60 days after notice thereof, the Licensor will then have the right to bring suit in its own name and at its own expense. The Licensee agrees to join such suit and/or cooperate in the prosecution of any such suit, at the request of the Licensor, as a party plaintiff, provided that the Licensor will reimburse the Licensee for its reasonable expenses, including reasonable attorneys’ fees, for such cooperation. In the event the Licensor exercises such right, the Licensor will retain all amounts recovered, whether by judgment, award, settlement or otherwise.

ARTICLE 7 WARRANTIES AND LIMITATIONS THEREOF

7.01    Authority to Enter Agreement. Each of Daikyo and West represents and warrants to the other that it has the right to enter into this Agreement, and that there are no outstanding assignments, grants, licenses, encumbrances, obligations or agreements, either written, oral or implied, inconsistent with this Agreement.

7.02    No Assertion. Each Party represents and warrants to the other that it will not assert against the other any Patent, trademark and/or other intellectual property right now owned or hereafter

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acquired, that would interfere with the other Party’s permitted activities within the scope of the licenses herein granted.

7.03    Disclaimer. No Party warrants the validity of any present or future industrial property rights or the freedom of such industrial property rights or of any Know-How furnished under this Agreement from industrial property rights of third Persons. No Party warrants the freedom of any Know-How furnished under this Agreement from faults, or the technical feasibility or economic exploitability of such Know-How.

ARTICLE 8 INDEMNIFICATION

No Assumption of Liability: Indemnification. The Licensor assumes no liability to the Licensee or third Persons with reference to the performance characteristics of the Licensed Products manufactured, distributed and sold by the Licensee hereunder or with respect to any other claim made or asserted by any third Person with respect to the manufacture, use and sale by the Licensee hereunder, and the Licensee agrees to indemnify and hold harmless the Licensor against losses incurred through claims of third Persons against the Licensor as a result of such manufacture, distribution and sale by the Licensee of Licensed Products.

ARTICLE 9 TERM AND TERMINATION; DEFAULT

9.01    Term. The term of this Agreement will commence on the date first written above and, unless terminated earlier in accordance with other provisions of the Agreement, shall extend for a period of ten years from such date.

9.02    Termination. This Agreement may be terminated as follows:

(a)     By West or Daikyo upon 90 days’ written notice at any time after West ceases to be a shareholder of Daikyo.

(b)     By mutual written consent of both Parties at any time.

(c)     By either Party in the event of a Change in Control of the other Party. The terminating Party will make this decision within one year after learning of such Change in Control and provide written notice three months prior to the termination.

(d)     By either Party if the other Party becomes the subject of a filing or a petition in bankruptcy, or in a judicial proceeding with the object of an arrangement with creditors, or if the rights of this Agreement are seized for the benefit of creditors, or if the other Party becomes the subject of a petition for liquidation.

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(e)     By either Party if the other Party breaches a material provision of this Agreement through adverse action or a failure to act and such breach continues unremedied for 20 days despite written notification.

9.03    Continuing Obligations After Termination. For a period of 30 days following termination of this Agreement under Section 9.02, the Parties will negotiate terms (including royalty payments) under which they may continue to utilize Know-How, Licensed Trademarks and to make, use or sell Licensed Products under the Licensed Patents. If no agreement is reached within that time period:

(a)     Each Party shall immediately cease and desist from any and all making, using and selling of Licensed Products, provided that each Party may complete and sell or use all Licensed Products produced or commenced before notice of termination was given;
(b)     Each Party will immediately cease and desist from any and all use of Confidential Information received under this Agreement from the other Party and will not at any time disclose to others or assist others in using Confidential Information supplied by the other Party;
(c)     Each Party will, at its expense, promptly return all tangible Confidential Information received under this Agreement, including all written or printed materials and all copies thereof;
(d)     Each Party and all sublicensees of each Party will immediately cease using all Licensed Trademarks, except to the extent that use thereof may be reasonable and necessary in connection with the sale of products permitted by paragraph (a) above; and
(e)     Neither Party will use, disclose to others, or assist others in using Know-How received from such licensor hereunder and will continue to abide by confidentiality obligations.
Each Party agrees to cause each of its sublicensees and any other Person to whom it has disclosed Know-How in accordance with this Agreement to comply with the foregoing provisions.
9.04 Survival. Notwithstanding anything to the contrary in this Agreement, the continuing rights and obligations of the Parties and any cause of action or claim of either Party, accrued or to accrue, because of any breach or default by the other Party, will survive any termination of this Agreement to the degree necessary to permit their complete fulfillment or discharge, and as to any particular piece of Know-How, will continue until such information becomes public knowledge through no fault of the disclosing party.
ARTICLE 10 MISCELLANEOUS
10.01 Severability. Unenforceability of any provision or provisions of this Agreement will not render unenforceable, or impair, the remainder of this Agreement. If any provision or provisions of this Agreement are found to be invalid, illegal or unenforceable, either in whole or in part, this Agreement will be deemed amended to delete or modify as necessary the offending provision or provisions and to alter the bounds thereof in order to render it valid and enforceable.

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10.02 Transferability of Rights and Obligations. Neither Party may transfer or assign (whether voluntarily, involuntarily or by operation of law) any of its rights or obligations under this Agreement to any Person without the prior written consent of the other Party. Any attempt to transfer or assign any rights or obligations under this Agreement in violation of this Section will be void. Subject to the foregoing, this Agreement will bind and inure to the benefit of permitted successors and assigns of the Parties.
10.03 Notices. All notices permitted or required to be given hereunder will be written in English and will be deemed duly given: (a) when delivered by hand, (b) ten (10) business days after it is mailed, certified or return receipt requested, with postage prepaid, (c) when sent by telecopy (with receipt confirmed) or (d) when receipt is signed for when sent by Federal Express, DHL or other express delivery service. Notices will be addressed as follows:

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If to West, to:
West Pharmaceutical Services, Inc.
530 Herman O. West Drive
Exton, Pennsylvania 19341
Attention: President and CEO
Telecopier: (610) 594-5931

With a required copy to:
West Pharmaceutical Services, Inc.
530 Herman O. West Drive
Exton, Pennsylvania 19341
Attention: General Counsel
Telecopier: (610) 594-5931

If to Daikyo Seiko Ltd., to:
38-2, Sumida 3-Chome
Sumida-Ku
Tokyo 131-0031, Japan
Attention: Morihiro Sudo, President
Telecopier: 81 03 3610 1241
or at such other address as either Party may direct the other in writing. Each Party will promptly inform the other of any change of address or personnel to receive such notices.
10.04     Modifications and Amendments. No modification, addition or amendment of this Agreement shall be binding on any Party unless set forth in a document duly executed by or on behalf of such Party. No waiver of any provision of this Agreement will constitute waiver of or excuse for any other breach or default. All waivers hereunder must be in writing signed by the Party against which enforcement of such waiver is sought.
10.05     Headings. The headings preceding the text of the sections and subsections hereof are inserted solely for convenience of reference, and will not constitute a part of this Agreement, nor, will they affect its meaning, construction or effect.
10.06     Counterparts. The Agreement may be executed in counterpart, and each counterpart will be deemed to be an original instrument, provided that all such counterparts together will constitute only one agreement.
10.07     Governing Law and Venue. Japanese law shall be applicable to this Agreement. There are English language and Japanese language versions of this Agreement. The English language version is controlling. The first-instance jurisdiction over all controversies arising out of this Agreement shall lie with the Tokyo District Court or the United States District Court for the Eastern District of Pennsylvania.

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10.08     Entire Agreement. This Agreement, together with the Exhibit and Schedules hereto and each transfer agreement covering a Special Material, Formula or Process, each of which is incorporated herein, constitute the entire agreement of the parties with respect to the subject matter contained herein and supersedes any prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof, provided, however, that any transfer agreement covering a Special Material, Formula or Process executed prior to the date hereof shall remain in full force and effect in accordance with the terms thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.
DAIKYO SEIKO, LTD.

By /s/ Morihiro Sudo
Morihiro Sudo, President

WEST PHARMACEUTICAL SERVICES, INC.

By /s/ Eric M. Green
Eric M. Green
President and Chief Executive Officer

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EXHIBIT A
TECHNOLOGY TRANSFER AGREEMENT

This Agreement, made and entered into this ___ day of ______, _____by and between ____________, a corporation organized and existing under the laws of ____________ (“the “Licensee”), and ____________, a corporation organized and existing under the laws of ____________ (“the “Licensor”).

WITNESSETH:

WHEREAS, Licensor and Licensee are parties to an Amended and Restated Technology Exchange and Cross-License Agreement dated January , 2017 between Daikyo Seiko, Ltd. and West Pharmaceutical Services, Inc. (the “License Agreement”) (terms not defined herein having the same meanings assigned to such terms in the License Agreement); and

WHEREAS, the License Agreement provides, among other things, for the licensing of certain Know-How and/or Licensed Patents to manufacture, use and sell Licensed Products embodying a designated Special Material, Formula or Process at a royalty rate described therein; and

WHEREAS, the parties desire to designate such a Special Material, Formula or Process and fix the royalty rate applicable thereto.

NOW, THEREFORE, the parties hereto agree as follows:

1.     The following is hereby designated as a Special [Process] [Formula] [Material]:

2.     For purposes of determining the royalty to be paid under the License Agreement, such Special [Process] [Formula] [Material] shall have a Rank of “ ” [and an initial license fee of _____ shall be paid within 30 days following execution of the Agreement by the Licensee].

3.     The Special [Process] [Formula] [Material] is covered by the following Licensed Patents(s):

4. Royalties shall be assigned separately to Know-How and the Licensed Patents in the following proportion:

% of Royalties assigned to Licensed Patent(s): _____%

% of Royalties assigned to Know-How: _____%

5. The Licensor shall furnish the Special [Process] [Formula] [Material] to the Licensee for the purpose of manufacturing, using and selling Products in accordance with the terms of the License Agreement immediately following execution of this Agreement by Licensee.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

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[LICENSEE]

By: ____________________

[LICENSOR]

By: ____________________

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SCHEDULE A
LICENSED TRADEMARKS

Licensed Daikyo Trademarks

大協精工/DAIKYO
DAIKYO
CZ (Logo)
Crystal Zenith
Crystal Zenith RU
Daikyo Crystal Zenith RU

Licensed West Trademarks

West Spectra
Westar
West
Diamond Logo
SmartDose

SCHEDULE B PRE-EXISTING TECHNOLOGY TRANSFER AGREEMENTS

Know-How     Rank     Contract Date

[**]    A    22nd day of September, 1992

[**]    C    2nd day of February, 1992

[**]    S     2nd day of February, 1992

[**]    D    31st day of October, 2003

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[**]    D    31st day of October, 2003

[**]    Amended    31st day of October, 2007

[**]    N/A     1st day of July, 2011

[**]    D    20th November, 2013

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ADDENDUM 1

THIS ADDENDUM provides for the transfer of Know-How and the grant of licenses relating to that Know-How, as follows:

(i)	the design and manufacture of [**] suitable for use in the [**] (the “[**]”);

(ii)	the design, filling, packaging and manufacturing of [**] and related products as provided or directed by West (“[**]”); and

(iii)	medical devices incorporating Daikyo’s [**] products (“[**]”), and West has agreed to provide certain assistance and support to Daikyo relating thereto.

The Parties each acknowledge that the activities described below have been provided in the past and some or all of said activities will continue to be provided in the future. Likewise, the rights and obligations described below accrued from the commencement of this Addendum 1 in 2013 and will continue in accordance with the terms of this Agreement.
1.[**]. In accordance with Sections 2.01, 2.03 and 3.01 of the Agreement, Know-How to be transferred from, license to be granted by, and assistance to be provided by, Daikyo to West includes (without limitation):
a. Information regarding the Daikyo [**] and [**] design and operating parameters.
b. Information regarding the Daikyo [**] and [**] test methods, testing results, processing parameters, manufacturing and processing information and related data including design and process optimization.
c. Engineering and in-process drawings of the [**] and [**] assembled [**].
d. [**] assembly technology including design, test methods, testing results, and assembly manufacturing information.
e. Summaries of defect analysis and optimization of camera vision inspection of the [**] assembly.
f. Daikyo will provide West guidance and support for the manufacturing of the [**] and [**] molding including assembly at Daikyo Sano Facility.
g. Daikyo will supply the [**] to West for testing, validation, and/or commercial sales. Daikyo will supply the [**] to West for testing, validation, and/or commercial sales until West has the validated capacity to produce the [**] internally. Terms and conditions for

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supply of these components shall be consistent with currently existing practices and procedures associated with the supply of other components from Daikyo to West.
h. West personnel will make visits to Sano to review current [**] manufacturing processes and technology.
i. Daikyo personnel will make visits to West’s Scottsdale, AZ facility for technology transfer and optimization of future West [**] manufacturing, assembly, and testing.
2.    [**]. In accordance with Sections 2.01, 2.03 and 3.02 of the Agreement, Know-How to be transferred from, license to be granted by, and assistance to be provided by, West to Daikyo includes (without limitation):
a. Information regarding the [**] design, drawings, and specifications.
b. Parameters involving the [**] filling, sealing, sterilization, secondary packaging, and handling.
c. Use-by-date testing and associated functionality, cleanliness, and compendia testing.
d. Information regarding test methods relevant to the [**].
e. Summaries of engineering test reports and validation documentation test reports.
f. West personnel will make a minimum of one visit to Sano to review [**] manufacturing processes and technology.
g. Daikyo personnel may make visits to West’s Jersey Shore and/or Exton facilities for technology transfer and optimization of [**] assembly, processing, and testing.
3.[**]. In accordance with Section 2.03 of the Agreement, assistance to be provided by West to Daikyo includes the following regulatory support for Global commercialization as it relates to development efforts regarding current and future [**] that meet the definition of “device” in section 201(h) of the Federal Food, Drug, and Cosmetic Act (FD&C Act):

a.	Assistance in classification of the device and product code determination.

b.	Assistance in researching predicate devices for substantial equivalence determination in the premarket notification (510(k)).

c.	Supplying a premarket notification template (510(k) template) which meets the requirements of 21CFR 807.

d.	Review of the premarket notification submission.

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e.	Preparing the new required ecopy of the premarket notification 510(k) submission per Section 745A(a) of the FD&C Act.

f.	Assistance in preparation of the response to inquiries from the FDA in relation to the aforementioned premarket notification application.

g.	Assistance in set and preparation of the automated establishment registration process and medical device listing in accordance with 21 CFR 807.

h.	Initial training - current Good Manufacturing Practices (cGMP) for medical devices.

a.	Training on required elements and required objective evidence of Daikyo’s quality management system per applicable compliance regulations, e.g. 21CFR820.

b.	Training on the content of a 510(k) submission.

i.	Facilitate assisting completing the customer requirements for the product design input.

j.
Provide a compliant format and facilitate completion of Design and Development Plan, Risk Management Plan, and Device Inputs document per 21CFR 820.30. Facilitate the design reviews and creation of the design history file associated with the device.

k.	Assistance in preparing compliant procedures for:

a.	Medical Device Reporting (MDR) (Adverse event reporting) – 21 CFR 803.

b.	Product Recalls, Including Removals and Corrections – 21 CFR 7.

4. [**].
End.

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